Exhibit 10.30

STOCK REDEMPTION AGREEMENT

THIS STOCK REDEMPTION AGREEMENT (“Agreement”) is entered into as of June 10, 2021 and is by and among Generation Income Properties, Inc., a Maryland corporation (the “Corporation”), and David Sobelman (the “Seller”).

Recitals

WHEREAS, the Seller is the Chairman of the Board of Directors, President, Chief Executive Officer, Secretary and Assistant Treasurer of the Corporation and as of the date hereof beneficially owns 225,004 shares of common stock, $0.01 par value per share (“Common Stock”), of the Corporation;

WHEREAS, the Corporation is currently contemplating a registered underwritten public offering to raise additional capital and to up-list to a national securities exchange as described in the Corporation’s Form S-11 Registration Statement (File No. 333-235707) initially filed on December 26, 2019, as amended from time to time (the “Planned Public Offering”); and

WHEREAS, in order to facilitate the Planned Public Offering, at the Effective Time (as defined below), the Corporation desires to repurchase from the Seller and the Seller desires to sell to the Corporation 112,500 shares of the Seller’s Common Stock (the “Shares”) pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, including but not limited to the benefit to the Seller if the Planned Public Offering is completed, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Sale and Purchase of the Shares. Subject to the terms and conditions set forth in this Agreement, effective simultaneously with the execution by the Corporation of an underwriting agreement in connection with the Planned Public Offering (the “Effective Time”), the Seller hereby sells, transfers, assigns and delivers to the Corporation, and the Corporation hereby purchases from the Seller, free and clear of all liens, charges and encumbrances, the Shares for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, including but not limited to the benefit to the Seller as a result of the Planned Public Offering. Notwithstanding the foregoing, this Agreement shall automatically terminate and be of no further force or effect if (i) the Planned Public Offering is abandoned by the Corporation or (ii) the Effective Time has not occurred on or prior to September 30, 2021.

2. Representations and Warranties. The Seller represents and warrants to the Corporation that (i) the Seller is the sole owner of the Shares and, at the Effective Time, the Corporation shall receive good and marketable title to the Shares free and clear of all liens, claims, security interests, installment sales and encumbrances of any kind; (ii) the Recitals in this Agreement are true and correct; (iii) the consideration to be received by the Seller from the sale of the Shares is adequate and sufficient in all respects; (iv) the Seller has the authority to execute and deliver this Agreement and to consummate the transaction contemplated hereby; and (v) the execution and delivery by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not conflict with or violate the terms of any contract, indenture, mortgage, loan agreement or other agreement to which such Seller is a party or to which the Seller is subject.

3. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

4. Survival. All warranties and representations and other agreements of the parties contained in this Agreement shall survive the execution, delivery, performance, and termination of this Agreement and shall continue in full force and effect after the Effective Time.

5. Counterparts. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of fewer than all of the parties but all of which shall be taken together as a single instrument.

6. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, including but not limited to the prior Stock Redemption Agreement between the parties dated as of March 31, 2020.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

Generation Income Properties, Inc.

By:	/s/ Richard Russell
Name:	Richard Russell
Its:	Chief Financial Officer and Treasurer

David Sobelman

/s/ David Sobelman
Print Name:	David Sobelman

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